Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James Nowodworski, Chief Financial Officer of Respect Your Universe, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  the annual report on Form 10-K of Respect Your Universe, Inc. for the year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Respect Your Universe, Inc.

Dated:  April 15, 2014

By:	/s/ James Nowodworski
James Nowodworski
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Respect Your Universe, Inc. and will be retained by Respect Your Universe, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.